UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Delaware	1-2960	72-1123385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9320 Lakeside Boulevard, Suite 100
The Woodlands, TX 77381
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (281) 362-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.    Entry into a Material Definitive Agreement.

Purchase Agreement

On November 29, 2016, Newpark Resources, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $100,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2021 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), including $12,500,000 aggregate principal amount of the Company’s Notes pursuant to an option granted to the Initial Purchasers, which option was exercised in full. The Offering was consummated on December 5, 2016. The net proceeds to the Company were approximately $96.6 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses, which net proceeds were used to retire existing indebtedness and for general corporate purposes.

Certain of the Initial Purchasers or their affiliates have performed commercial banking, investment banking or advisory services for the Company from time to time for which they have received customary fees and commissions. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and commissions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Indenture

The Notes are governed by an indenture (the “Indenture”), dated as of December 5, 2016, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 4.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017. The Notes mature on December 1, 2021, unless earlier repurchased or converted. The Company may not redeem the Notes prior to maturity and no “sinking fund” is provided for the Notes.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding June 1, 2021 only upon the satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (regardless of whether consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events set forth in the Indenture. On or after June 1, 2021 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the satisfaction of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or any combination of cash or the Company’s common stock, at the Company’s election.

The conversion rate for the Notes will initially be 107.1381 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $9.33 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 42.5% to the last reported sale price of the Company’s common stock of $6.55 per share on November 29, 2016, the date on which the Company priced the Offering of the Notes. The conversion rate is subject to adjustment in customary circumstances such as stock splits or similar changes to the Company’s capitalization. In addition, following certain corporate events described in the Indenture that occur prior to the maturity date of the Notes, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior, unsecured obligations of the Company and rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture contains customary events of default with respect to the Notes and acceleration provisions that provide that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable) occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may (subject to the provisions of the Indenture) declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2016, the Company issued $100,000,000 aggregate principal amount of the Notes. The Company offered and sold the Notes through a Rule 144A private placement pursuant to the Purchase Agreement. The information set forth in Item 1.01 of this Current Report regarding the terms and conditions of the Indenture and the Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes is set forth in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On December 5, 2016, the Company issued a press release announcing that the Company had closed the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
Exhibit 1.1	Purchase Agreement, dated November 29, 2016, by and between Newpark Resources, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein.
Exhibit 4.1	Indenture, dated December 5, 2016, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.
Exhibit 4.2	Form of 4.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).
Exhibit 99.1	Press Release dated December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	December 5, 2016	By:	/s/ Mark J. Airola
Mark J. Airola
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Purchase Agreement, dated November 29, 2016, by and between Newpark Resources, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein.
Exhibit 4.1	Indenture, dated December 5, 2016, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.
Exhibit 4.2	Form of 4.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).
Exhibit 99.1	Press Release dated December 5, 2016.